SUBADVISORY  AGREEMENT
    This SUBADVISORY AGREEMENT ("Agreement") is made this 1st
day of April, 2016, by and among Legg Mason Partners Fund
Advisor, LLC (the "Manager"), a Delaware limited liability
company, QS Investors, LLC, a Delaware limited liability
company (the "Adviser"), and Western Asset Management
Company, a California corporation (the "Subadviser").
    WHEREAS, the Manager has been retained by Legg Mason Global Asset Management Trust (the "Trust"), a Maryland business trust registered as a management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), to provide investment advisory, management, and administrative services to the Trust with respect to a series of the Trust; and
    WHEREAS, the Adviser has been retained by the Manager to
provide investment advisory, management, and administrative
services to the Trust with respect to a series of the Trust; and
    WHEREAS, the Manager and the Adviser wish to engage the Subadviser to provide certain investment advisory services to the Trust with respect to the series of the Trust designated in
Schedule A annexed hereto (the "Fund") and the Subadviser is willing to furnish such services on the terms and conditions hereinafter set forth;
    NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:
     1.	In accordance with and subject to the Management Agreement
between the Trust and the Manager with respect to the Fund (the "Management Agreement") and the Advisory Agreement between the Manager and the Adviser with respect to the Fund (the "Advisory Agreement"), the Manager and the Adviser hereby appoint the Subadviser as investment subadviser for that portion of the
Fund's assets as shall be allocated to the Subadviser by the
Manager and/or Adviser from time to time, if any (the "Allocated Assets"), for the period and on the terms set forth in this Agreement. The Manager and/or the Adviser may, from time to time, allocate and reallocate the Fund's assets among the Subadviser, the Adviser and other subadvisers of the Fund's assets. In
addition, the Manager and/or the Adviser may determine not to allocate any portion of the Fund's assets to the Subadviser for a period of time during the term of this Agreement. The
Subadviser's responsibilities for providing investment advisory services to the Fund shall be limited to the Allocated Assets.
The Subadviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.
    2.	The Manager and the Adviser shall cause the Subadviser to be kept fully informed at all times with regard to the securities owned by the Fund that are part of the Allocated Assets, the funds available, or to become available, for investment as part of the Allocated Assets, and generally as to the condition of the Fund's affairs. The Manager and the Adviser shall furnish the
Sub adviser with such documents and information with regard to the Fund's affairs as the Subadviser may from time to time reasonably request.
    3.	(a) Subject to the supervision of the Trust's Board of
Trustees (the "Board"), the Manager and the Adviser, the
Subadviser shall regularly provide the Fund, with respect to the Allocated Assets, with investment research, advice, management and supervision and shall furnish a continuous investment program for the Allocated Assets consistent with the Fund's

DB3/ 200694787.2


investment objectives, policies and restrictions, as stated in the Fund's current Prospectus and Statement of Additional Information. The Subadviser shall, with respect to the Allocated Assets, determine from time to time what securities and other investments will be purchased, retained, sold or exchanged by the Fund and what portion of the Allocated Assets will be held in the various securities and other investments in which the Fund invests, and shall implement those decisions (including the execution of investment documentation), all subject to the provisions of the Trust's Declaration of Trust and By-Laws (collectively, the "Governing Documents"), the 1940 Act, and the applicable rules and regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC") and interpretive guidance issued thereunder by the SEC staff and any other applicable federal and state law, as well as the investment objectives, policies and restrictions of the Fund, and any other specific policies adopted by the Board and disclosed to the Subadviser. The Subadviser is authorized as the agent of the Trust to give instructions with respect to the Allocated Assets to the custodian of the Fund and any sub-custodian or prime broker as to deliveries of securities and other investments and payments of cash in respect of securities transactions or cash margin calls for the account of the Fund. Subject to applicable provisions of the 1940 Act and the rules and regulations promulgated thereunder, the investment program to be provided hereunder may entail the investment of all or substantially all of the assets of the Fund in one or more investment companies. The Subadviser will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer, foreign currency dealer, futures commission merchant or others selected by it. In connection with the selection of such brokers or dealers and the placing of such orders, subject to applicable law, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) to the Fund and/or the other accounts over which the Subadviser or its affiliates exercise investment discretion. The Subadviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Subadviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the Subadviser and its affiliates have with respect to accounts over which they exercise investment discretion. The Board may adopt policies and procedures that modify and restrict the Subadviser's authority regarding the execution of the Fund's portfolio transactions provided herein. The Subadviser shall exercise voting rights, rights to consent to corporate action and any other rights pertaining to the Allocated Assets subject to such direction as the Board may provide, and shall perform such other functions of investment management and supervision as may be directed by the Board. The Subadviser may execute on behalf of the Fund certain agreements, instruments and documents in connection with the services performed by it under this Agreement. These may include, without limitation, brokerage agreements, clearing agreements, account documentation, futures and options agreements, swap agreements, other investment related agreements, and any other agreements, documents or instruments the Subadviser believes are appropriate or desirable in performing its duties under this Agreement.
    (b) Subject to the supervision of the Board, the Manager and the Adviser and the provisions of Paragraph 3(a) above, the Subadviser shall assess the Fund's investment focus and make and implement decisions with respect to the allocation and reallocation of the Fund's assets among one or more investment subadvisers from time to time, as the Subadviser deems appropriate, in an effort to enable the Fund to achieve its investment goals. In addition, the Subadviser will monitor compliance of each such investment subadviser with the investment objectives, policies and restrictions of the Fund (or portion of the Fund) under the management of such investment subadviser, and review and report to the Board on the performance of each investment subadviser. The Subadviser shall also perform such other functions of management and supervision as may be requested by the Manager and Adviser and agreed to by the Subadviser.
     (c) The Fund hereby authorizes any entity or person associated with the Subadviser which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by Section 1l(a) of the Exchange Act and Rule 1la2- 2(T) thereunde, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 1la2-2(T)(a)(2)(iv). Notwithstanding the foregoing, the Subadviser agrees that it will not deal with itself, or with members of the Board or any principal underwriter of the Fund, as principals or agents in making purchases or sales of securities or other property for the account of the Fund, nor will it purchase any securities from an underwriting or selling group in which the Subadviser or its affiliates is participating, or arrange for purchases and sales of securities between the Fund and another account advised by the Subadviser or its affiliates, except in each case as permitted by the 1940 Act and the rules and regulations promulgated thereunder and in accordance with such policies and procedures as may be adopted by the Fund from time to time, and will comply with all other provisions of the Governing Documents and the Fund's then-current Prospectus and Statement of Additional Information relative to the Subadviser and its directors and officers.

   4.	With respect to any or all of the Allocated Assets, the
Subadviser, with the consent of the Manager and the Adviser, may enter into a contract ("Foreign Subadvisory Agreement") with one or more investment subadvisers, including without limitation, affiliates of the Subadviser, in which the Subadviser delegates to such investment subadviser(s) all of its duties specified in Paragraph 3(a) hereunder, on such terms as the Subadviser will determine to be necessary, desirable or appropriate, provided that in each case the Subadviser shall supervise the activities of each such subadviser, that such delegation will not relieve the Subadviser of any of its duties or obligations under this Agreement with respect to the Allocated Assets or otherwise, and further provided that such subadviser is subject to all the conditions to which the Subadviser is subject hereunder in connection with the delegated duties and that such contracts impose on such investment subadviser(s) all the conditions to which the Subadviser is subject hereunder in connection with the delegated duties and that such contracts are entered into in accordance with and meet all applicable requirements of the 1940 Act and the rules and regulations promulgated thereunder. Subject to any duties it may have under applicable law, the Subadviser does not intend at any time to provide day-to-day portfolio management services with respect to any assets of the Fund that have been allocated to an investment subadviser pursuant to this Paragraph 4 and Paragraph 3(b). In addition, the Subadviser may delegate to any other one or more companies that the Subadviser controls, is controlled by, or is under common control with, or to specified employees of any such companies, certain of the Subadviser's duties under this Agreement, provided in each case the Subadviser will supervise the activities of each such entity or employees thereof, that such delegation will not relieve the Subadviser of any of its duties or obligations under this Agreement and provided further that any such arrangements are entered


DBJ/ 200694787.2
- 3


into in accordance with and meet all applicable requirements of the 1940 Act and the rules and regulations promulgated
thereunder.
     5.	The Subadviser agrees that it will keep records relating to
its services hereunder in accordance with all applicable laws, and in compliance with the requirements of Rule 3 la-3 under the 1940 Act, the Subadviser hereby agrees that any records that it maintains for the Fund are the property of the Fund, and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Subadviser further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the 1940 Act for the periods prescribed by Rule 3 la-
2 under the 1940 Act.
    6.	(a) The Subadviser, at its expense, shall supply the
Board, the officers of the Trust, the Manager and the Adviser with all information and reports reasonably required by them and reasonably available to the Subadviser relating to the services provided by the Subadviser
*hereunder.

    (b) The Subadviser shall bear all expenses, and shall furnish all necessary services, facilities and personnel, in connection with its responsibilities under this Agreement. Other than as herein specifically indicated, the Subadviser shall not be responsible for the Fund's expenses, including, without limitation, advisory fees; distribution fees; interest; taxes; governmental fees; voluntary assessments and other expenses incurred in connection with membership in investment company organizations; organization costs of the Fund; the cost (including brokerage commissions, transaction fees or charges, if any) in connection with the purchase or sale of the Fund's securities and other investments and any losses in connection therewith; fees and expenses of custodians, transfer agents, registrars, independent pricing vendors or other agents; legal expenses; loan commitment fees; expenses relating to share certificates; expenses relating to the issuing and redemption or repurchase of the Fund's shares and servicing shareholder accounts; expenses of registering and qualifying the Fund's shares for sale under applicable federal and state law; expenses of preparing, setting in print, printing and distributing summary prospectuses, prospectuses and statements of additional information and any supplements thereto, reports, proxy statements, notices and dividends to the Fund's shareholders; costs of stationery; website costs; costs of meetings of the Board or any committee thereof, meetings of shareholders and other meetings of the Fund; Board fees; audit fees; travel expenses of officers, members of the Board and employees of the Fund, if any; and the Fund's pro rata portion of premiums on any fidelity bond and other insurance covering the Fund and its officers, Board members and employees; litigation expenses and any non-recurring or extraordinary expenses as may arise, including, without limitation, those relating to actions, suits or proceedings to which the Fund is a party and the legal obligation which the Fund may have to indemnify the Fund's Board members and officers with respect thereto.

    7.	No member of the Board, officer or employee of the Trust or
the Fund shall receive from the Trust or the Fund any salary or other compensation as such member of the Board, officer or employee while he is at the same time a director, officer, or employee of the Subadviser or any affiliated company of the Subadviser, except as the Board may decide. This paragraph shall not apply to Board members, executive committee members, consultants and other persons who are not regular members of the Subadviser's or any affiliated company's staff.


    8.	As compensation for the services performed by the
Subadviser, including the services of any consultants retained by the Subadviser, the Manager shall pay the Subadviser as promptly as possible after the last day of each month, a fee, computed daily at an annual rate set forth on Schedule A annexed hereto. The first payment of the fee shall be made as promptly as possible at the end of the month succeeding the effective date of this Agreement, and shall constitute a full payment of the fee due the Subadviser for all services prior to that date. Ifthis Agreement is terminated as of any date not the last day of a month, such fee shall be paid as promptly as possible after such date of termination, shall be based on the portion of the average daily net assets of the Fund comprising the Allocated Assets in that period from the beginning of such month to such date of termination, and shall be prorated according to the ratio that the number of business days in such period bears to the number of business days in such month. The average daily net assets of the Fund or the portion thereof comprising the Allocated Assets shall in all cases be based only on business days and be computed as of the time of the regular close of business of the New York Stock Exchange, or such other time as may be determined by the Board.
    9.	The Subadviser assumes no responsibility under this
Agreement other than to render the services called for hereunder, in good faith, and shall not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for the Fund, provided that nothing in this Agreement shall protect the Subadviser against any liability to the Manager, the Adviser, the Fund or the Fund's shareholders to which the Subadviser would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. As used in this Section 9, the term "Subadviser" shall include any affiliates of the Subadviser performing services for the Trust or the Fund contemplated hereby and the partners, shareholders, directors, officers and employees of the Subadviser and such affiliates.
     10.Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Subadviser who may also be a Board member, officer, or employee of the Trust or the Fund, to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of the Subadviser to engage in any other business or to render services of any kind, including investment advisory and management services, to any other fund, firm, individual or association. Ifthe purchase or sale of securities consistent with the investment policies of the Fund or one or more other accounts of the Subadviser is considered at or about the same time, transactions in such securities will be allocated among the accounts in a manner deemed equitable by the Subadviser. Such transactions may be combined, in accordance with applicable laws and regulations, and consistent with the Subadviser's policies and procedures as presented to the Board from time to time.

     11.For the purposes of this Agreement, the Fund's "net assets" shall be determined as provided in the Fund's then-current Prospectus and Statement of Additional Information and the terms "assignment," "interested person," and "majority of the outstanding voting securities" shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such modifications or exemptions as may be granted by the SEC by any rule, regulation or order.


     12.This Agreement replaces an agreement, originally effective as of February 26, 2010 (the "Original Effective Date"), between the Manager, the Subadviser, and a predecessor in interest to the Adviser. This Agreement will become effective with respect to the Fund on the date set forth below the Fund's name on Schedule A annexed hereto, provided that it shall have been approved by the Board, including the separate vote of a majority of the Board members who are not interested persons of any party to this Agreement, and, if so required by the 1940 Act, by the shareholders of the Fund in accordance with the requirements of the 1940 Act. Unless sooner terminated as provided herein, this Agreement shall continue in effect with respect to the Fund, so long as such continuance is specifically approved at least annually (i) by the Board or (ii) by a vote of a majority of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by a majority of the Board members who are not interested persons of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. It is intended that each such annual approval of continuance of this Agreement occur by the anniversary of the Original Effective Date, except as may otherwise be permitted in accordance with applicable law.
13.This Agreement is terminable with respect to the Fund without penalty by the
Board or by vote of a majority of the outstanding voting securities of the Fund, in each case on not more than 60 days' nor less than 30 days' written notice to the Subadviser, or by the Subadviser upon not less than 90 days' written notice to the Fund, the Manager and the Adviser, and will be terminated upon the mutual written consent of the Manager, the Adviser and the Subadviser. This
Agreement shall terminate automatically in the event of its assignment by the Subadviser and shall not be assignable by the Manager or the Adviser without the consent of the Subadviser.
     14.The Subadviser agrees that for any claim by it against the Fund in connection with this Agreement or the services rendered under this Agreement, it shall look only to assets of the Fund for satisfaction and that it shall have no claim against the assets of any other portfolios of the Trust.
     15.No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of the Agreement shall be effective until approved, if so required by the 1940 Act, by vote of the holders of a majority of the Fund's outstanding voting securities.
     16.This Agreement, and any supplemental terms contained on Annex I hereto, if applicable, embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors.
     17.This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York.



    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized.


LEGG MASON PARTNERS FUND ADVISOR, LLC




NamJane
RTTUst Title:
President


QS INVESTORS, LLC


Title: Business Manager


WESTERN ASSET MANAGEMENT COMPANY



By:
Name: Michael Van Raaphorst
Title: Head of New York
Operations/Client
Service/Marketing




The foregoing is acknowledged:

      The undersigned officer of the Trust has executed this Agreement not individually but in his/her capacity as an officer of the Trust. The Trust does not hereby undertake, on behalf of the Fund or otherwise, any obligation to the Subadviser.
LEGG GLOBAL ASSET MANAGEMENT TRUST





Nam	e E.
Trust Title.
President



    IN WI1NESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized.


LEGG MASON PARTNERS FUND ADVISOR, LLC



Nam :	e E. T	t
TitleP:i
dent


QS INVESTORS, LLC


By:

_ Name: Scott Rouse
Title: Business Manager


WESTERN ASSET MANAGEMENT COMPANY

By
Nam	t
Title: Head of New York
Operations/Client
Service/Marketing




The foregoing is acknowledged:

      The undersigned officer of the Trust has executed this Agreement not individually but in his/her capacity as an officer of the Trust. The Trust does not hereby undertake, on behalf of the Fund or otherwise, any obligation to the Subadviser.
LEGG GLOBAL ASSET MANAGEMENT TRUST





Nam : ane E.
Trust Title:Pf
esi:


DB3/ 200694787.2
7




ANNEX I
Not applicable.












































083/ 200694787.2


SCHEDULE A

QS Strategic Real
Return Fund Date:
April 1, 2016
Fee:
0.25% of the average daily net assets managed by Western Asset
Management Company













































083/ 200694787.2